Exhibit 99.1

AmeriServ Financial Strengthens Strategic Partnership with SB Value Partners

Johnstown, PA., January 7, 2026- AmeriServ Financial, Inc. (Nasdaq: ASRV) (“AmeriServ” or the “Company”) and SB Value Partners, L.P. (“SBV”) today announced that they entered into an agreement that amends and restates the previously executed and disclosed April 2025 consulting agreement between the parties. The amended agreement expands the nature and scope of the consulting services to be provided to the Company by SBV over the four-year term of the agreement. The amended agreement is intended to strengthen and expand the strategic partnership with SBV and results from the highly professional and excellent collaboration between both firms over the past eight months.

“SBV is excited to help AmeriServ increase its’ intrinsic value per share by improving efficiency optimization across the bank platform and strengthening business development activity in its’ Trust and Wealth Management business lines,” said Scott Barnes, Managing Partner of SBV. “We are thrilled to cement our long-term relationship with the Company – both as a large shareholder and an important business partner.”

“We at AmeriServ are fortunate, as a community bank, to operate a large, profitable and unique wealth management business. With SBV, given the advantage of their many years of professional experience in the community banking industry, we are successfully augmenting and improving our efforts in this area to grow at scale – locally, regionally, and nationally.” said J. Michael Adams, Jr., AmeriServ’s Chairman of the Board of Directors. “The SBV relationship has proven to be invaluable in key and important areas of our wealth management business and most notably in the new formal alliance between AmeriServ Wealth Advisors and Federated Hermes, Pittsburgh, PA, announced late last year. We are excited to further build on this positive momentum in 2026.”

The complete Amended and Restated Consulting Agreement, including a description of all material financial and other terms, between the Company and SBV, is included in the Company’s Current Report on Form8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

About AmeriServ Financial Inc.

AmeriServ Financial Inc. is the parent of AmeriServ Financial Bank, located in Johnstown, PA. The community bank provides full-service banking and wealth management services through 16 community offices in southwestern Pennsylvania and Hagerstown, Maryland. The company also operates loan production offices in Altoona and Monroeville, PA. At September 30, 2025, AmeriServ had total assets of $1.5 billion and a book value of $6.94 per common share. Its’ Wealth Management Division administers customer assets totaling $2.7 billion.

About SB Value Partners, L.P.

SB Value Partners, L.P. (“SBV”) provides transparent portfolio advisory services and FinTech investing to community financial institutions across the country and specializes in assisting these institutions to generate additional ROA and ROE from their investment portfolios. Founded in January 2000, SBV has grown to advise over $5.9 billion of community investment portfolios and $296 million directly for banks and its customers.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.